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                                                                EXHIBIT 11(b)(5)




                          FIRST AMENDMENT TO LOAN AGREEMENT


    THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of June 27, 1997 (this "Amendment"), is among INVACARE CORPORATION, an Ohio corporation (the "Company"), each of the Subsidiaries of the Company designated under the Loan Agreement (as described below) as a Borrowing Subsidiary (the "Borrowing Subsidiaries" and together with the Company, the "Borrowers" and each a "Borrower"), the banks set forth on the signature pages hereof (collectively, the "Banks") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").


                                       RECITALS

    A. The Borrower, the Agent and the Banks are parties to a Loan Agreement, dated as of February 27, 1997, as amended by a letter dated April 4, 1997 (as now and hereafter amended, the "Loan Agreement"), pursuant to which the Banks agreed, subject to the terms and conditions thereof, to extend credit to the Borrower.

    B. The Borrower desires to amend the Loan Agreement and the Agent and the Banks are willing to do so strictly in accordance with the terms hereof.


                                        TERMS

    In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Loan Agreement shall be amended as follows:

         1.1. The reference in the first paragraph of the "Introduction" to "$200,000,000" shall be deleted and "$225,000,000" shall be inserted in place thereof.

         1.2 The definition of "Guarantor" in Section 1.1 shall be amended by adding the following language at the end thereof: "and, PROVIDED, FURTHER, that Invatection Insurance Company, Inc. shall not be required to be a Guarantor or execute a Guaranty".

         1.3 Section 5.1(d) shall be amended by redesignating clause (viii) as clause (ix) and adding a new clause (viii) to read as follows:

              (viii) As soon as available and within 90 days after the end of the fiscal year of Invatection Insurance Company, Inc., a copy of the balance sheet of Invatection Insurance Company,


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         Inc. as of the end of such fiscal year and the related statements of income and cash flow of Invatection Insurance Company, Inc. for such fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief financial officer of the Company;

    1.4 The "Commitment Amount" set forth in the signature block of each Bank shall be amended by deleting the "Commitment Amount" set forth next to the name of each Bank and inserting in place thereof the amount set forth below next to the name of such Bank:

                                            COMMITMENT AMOUNT
The First National Bank of Chicago          $33,750,000
KeyBank National Association                $33,750,000
Sun Trust Bank, Central Florida             $22,500,000
National City Bank                          $19,687,500
Societe Generale, Chicago Branch            $19,687,500
Wachovia Bank of Georgia, NA                $19,125,000
PNC Bank, NA                                $19,125,000
Commerzbank, Aktiengesellschaftt,
   Chicago Branch                           $19,125,000
The Sanwa Bank, Limited, Chicago Branch     $19,125,000
The Bank of New York                        $19,125,000


ARTICLE II. REPRESENTATIONS. The Borrower represents and warrants to the Agent and the Banks that:

    2.1 The execution, delivery and performance of this Amendment and the New Notes are within its powers, have been duly authorized and are not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

    2.2 This Amendment is, and the New Notes when delivered hereunder will be, the legal, valid and binding obligations of the Borrower enforceable against it in accordance with the respective terms hereof.

    2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Loan Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

    2.4 No Event of Default or any event or condition which might become an Event of Default with notice or lapse of time, or both, exists or has occurred and is continuing on the date hereof.

                                          2


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ARTICLE III.  CONDITIONS OF EFFECTIVENESS.  This Amendment shall not become effective until each of the following has been satisfied:

    3.1 This Amendment shall be signed by the Borrower, the Agent and the Banks.

    3.2 The Borrower shall have executed and delivered to each Bank a new Revolving Credit Note (the "New Notes") reflecting each Bank's increased Commitment pursuant to Section 1.2 of this Amendment.


ARTICLE IV.  MISCELLANEOUS.

    4.1 Invatection Insurance Company, Inc. ("Invatection") is hereby released from all of its obligations and liabilities under the Subsidiary Guaranty Agreement dated as of February 27, 1997 made by Invatection in favor of the Banks and the Agent.

    4.2 References in the Loan Agreement or in any note, certificate, instrument or other document to the "Loan Agreement" shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.

    4.3 The Borrower agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

    4.4 The Borrower acknowledges and agrees that the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Loan Agreement and all actions taken by the Agent and the Banks are reasonable and appropriate under the circumstances and within their rights under the Loan Agreement and all other documents executed in connection therewith and otherwise available. The Borrower represents and warrants that it is not aware of any claims or causes of action against the Agent or any Bank, any participant lender or any of their successors or assigns.

    4.5 Except as expressly amended hereby, the Borrower agrees that the Loan Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Borrower in connection with the Loan Agreement in favor of the Agent or any Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

    4.6 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                          3


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    IN WITNESS WHEREOF, the parties signing this Amendment have caused this
Amendment to be executed and delivered as of June 27, 1997.


                         INVACARE CORPORATION


                         By: /s/ Thomas R. Miklich
                            ------------------------------
                            Thomas R. MIklich
                           Its Chief Financial Officer



                         NBD BANK, as Agent


                         By: /s/ Winifred S. Pinet
                            ------------------------------
                             Its First Vice President


                         THE FIRST NATIONAL BANK OF CHICAGO


                         By: /s/ Winifred S. Pinet
                            ------------------------------
                             Its  First Vice President


                         KEYBANK NATIONAL ASSOCIATION,
                           as Co-Agent and as a Bank


                         By:
                             -----------------------------
                             Its


                         SUN TRUST BANK, CENTRAL FLORIDA, N.A.


                         By:
                             ------------------------------
                             Its

                                          4


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    IN WITNESS WHEREOF, the parties signing this Amendment have caused this
Amendment to be executed and delivered as of June 25, 1997.


                         INVACARE CORPORATION


                         By:
                            ------------------------------
                             Its


                         NBD BANK, as Agent


                         By:
                            ------------------------------
                             Its


                         THE FIRST NATIONAL BANK OF CHICAGO


                         By:
                            ------------------------------
                             Its


                         KEYBANK NATIONAL ASSOCIATION,
                           as Co-Agent and as a Bank


                         By:  /s/ Thomas J. Purcell
                             -----------------------------
                             Its  Vice President


                         SUN TRUST BANK, CENTRAL FLORIDA, N.A.


                         By:
                             ------------------------------
                             Its

                                          4

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    IN WITNESS WHEREOF, the parties signing this Amendment have caused this
Amendment to be executed and delivered as of July 1, 1997.


                         INVACARE CORPORATION


                         By:
                            ------------------------------
                             Its


                         NBD BANK, as Agent


                         By:
                            ------------------------------
                             Its


                         THE FIRST NATIONAL BANK OF CHICAGO


                         By:
                            ------------------------------
                             Its


                         KEYBANK NATIONAL ASSOCIATION,
                           as Co-Agent and as a Bank


                         By:
                             -----------------------------
                             Its


                         SUN TRUST BANK, CENTRAL FLORIDA, N.A.


                         By: /s/ Janet P. Sammons
                             ------------------------------
                             Its Vice President

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                         NATIONAL CITY BANK

                         By: /s/ Michael P. McCuen
                            --------------------------------
                             Its  Vice President


                         SOCIETE GENERALE, CHICAGO BRANCH


                         By: /s/ Joseph A. Philbin
                            --------------------------------
                            Joseph A. Philbin
                             Its  Vice President


                         WACHOVIA BANK OF GEORGIA, NA


                         By: /s/ Holger B. Ebert
                             -------------------------------
                             Holger B. Ebert
                             Its  Vice President



                         PNC BANK, NA


                         By: /s/ Bryon A. Pike
                            --------------------------------
                            Bryon A. Pike
                             Its  Vice President



                         COMMERZBANK AKTIENGESELLSCHAFT, CHICAGO
                         BRANCH


                         By: /s/ J. Timothy Shortly
                             /s/ William J. Binder
                            --------------------------------
                            J. Timothy Shortly
                             Its  Senior Vice President
                            William Binder
                             Its  Vice President


                                          5


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                         THE SANWA BANK, LIMITED, CHICAGO BRANCH


                         By: /s/ James P. Byrnes
                            ---------------------------------
                             Its  First Vice President


                             THE BANK OF NEW YORK


                         By: /s/ Edward J. Dougherty III
                            ---------------------------------
                             Its  Vice President



                                          6